SCHEDULE 14C

(RULE 14C - 101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Information Statement
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[X]	Definitive Information Statement

VALIC Company II

(formerly known as North American Funds Variable Product Series II)

(Name of Registrant as Specified in Its Charter)

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VALIC Company II

(previously known as North American Funds Variable Product Series II)

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February 25, 2002

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Dear Participant:

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Thank you for choosing to invest with us. As you know from the recent proxy statement(s) mailed to you, American General Corporation and its subsidiaries, including The Variable Annuity Life Insurance Company ("VALIC"), the adviser to VALIC Company II, were acquired by American International Group, Inc. on August 29, 2001. This acquisition automatically terminated the investment advisory and sub-advisory agreements for the VALIC Company II Funds (the "Funds" and each a "Fund"), causing VALIC to begin a thorough review of Fund offerings and sub-advisers. Further, due to new federal laws concerning mutual fund names, VALIC reviewed each Fund's investment objective and strategy to ensure compliance with the new federal laws.

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As a result of this review, VALIC recommended, and the VALIC Company II Board of Trustees approved, a portfolio sub-adviser change for the Capital Appreciation Fund, formerly known as North American - Goldman Sachs Large Cap Growth Fund. Effective January 1, 2002, Credit Suisse Asset Management, LLC is the new sub-adviser for the Capital Appreciation Fund. Goldman Sachs Asset Management previously sub-advised the Capital Appreciation Fund. In addition, the Capital Appreciation Fund's investment objective and strategy have changed, as discussed in the attached Information Statement. We are sending this Information Statement to you because our records show the Capital Appreciation Fund as one of your variable annuity investment options as of January 2, 2002.

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Please feel free to call us at 1-800-448-2542 should you have any questions on the enclosed Information Statement. We thank you for your continued support and investments.

Sincerely,

/s/ Robert P. Condon

Robert P. Condon

President

VALIC Company II

Information Statement

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VALIC Company II

(previously known as North American Funds Variable Product Series II)

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CAPITAL Appreciation Fund

2929 Allen Parkway

Houston, Texas 77019

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Introduction

This Information Statement relates to the sub-adviser (portfolio manager) for the Capital Appreciation Fund, formerly known as North American - Goldman Sachs Large Cap Growth Fund (the "Fund") of VALIC Company II ("VC II"). The sub-adviser from the Fund's inception on September 21, 1998 through December 31, 2001 was Goldman Sachs Asset Management ("Goldman Sachs"). As a result of the acquisition of American General Corporation ("American General") and its subsidiaries, including The Variable Annuity Life Insurance Company ("VALIC" or the "Adviser"), the adviser to VC II, by American International Group, Inc. ("AIG") on August 29, 2001 VALIC reviewed the Fund's relationship with the sub-adviser.

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Based on its review, VALIC recommended to the Fund's Board of Trustees (the "Board") that Credit Suisse Asset Management, LLC ("CSAM") should become the Fund's new sub-adviser. This sub-advisory change was approved by the Board on October 23, 2001. The Board also approved a new Investment Sub-Advisory Agreement (the "CSAM Sub-Advisory Agreement") for the Fund, between VALIC and CSAM. The CSAM Sub-Advisory Agreement is the same in all material respects to the Goldman Sachs Investment Sub-Advisory Agreement (the "Goldman Sachs Sub-Advisory Agreement"), dated August 29, 2001, in effect between VALIC and Goldman Sachs, except for the name of sub-adviser, effective date and term.

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The Fund has received an exemptive order from the Securities and Exchange Commission ("SEC") which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of those trustees who are not parties to a sub-advisory agreement or interested persons of any such party ("Independent Trustees"), as defined by the Investment Company Act of 1940, as amended, (the "1940 Act"), must first approve each sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change is beneficial to shareholders. Within 90 days of such a change, the Fund will provide information to shareholders about the new sub-adviser and its agreement. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about February 25, 2002 to all participants in annuity contracts ("Contract") who chose the Fund as a variable investment option prior to January 2, 2002 (the "Record Date").

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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The Adviser and its Responsibilities

VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. It is engaged in the business of rendering investment advisory and management services to various investment companies. VC II has contracted with VALIC to furnish these services to the Fund and VALIC is paid an annual management fee, based on the Fund's average daily net assets. Accordingly, VALIC provides ongoing management supervision and policy direction to the Fund.

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At its own expense, VALIC may designate a sub-adviser to manage the investments of the Fund. The sub-adviser makes investment decisions for the Fund according to the Fund's investment objective and restrictions. Subject to the oversight of VALIC, the sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings to meet the Fund objectives and performance benchmark.

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As the Adviser to the Fund, VALIC monitors each sub-adviser and compares Fund performance with relevant market indices and peer groups. VALIC watches for corporate actions and examines each sub-adviser's compliance with VALIC and fund policies. VALIC regularly provides written reports to the Board describing the results of its evaluation and oversight functions. In addition, VALIC looks to develop stronger relationships with fewer investment firms that can ultimately benefit all the fund shareholders through greater marketing and service support. As a result of this extensive evaluation, VALIC recommended that the Board appoint CSAM as the new sub-adviser to the Fund. CSAM supplied its information about its sub-advisory team and its investment philosophy to the Board for review, along with other important documentation.

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The Sub-Advisory Agreements

As noted above, the Goldman Sachs and CSAM Sub-Advisory Agreements are the same in all material respects. CSAM and Goldman Sachs are hereinafter referred to as the "Sub-Adviser". In each agreement, the Sub-Adviser agrees to provide an investment program for the Fund and is responsible for the investment and reinvestment of the Fund's assets. The Sub-Adviser has broad latitude in selecting securities for the Fund, subject to VALIC's oversight. The Sub-Adviser may place trades through brokers of its choosing and will take into consideration the quality of the brokers' services and execution, as well as services such as research and providing equipment or paying any Fund expenses, in setting the amount of commissions paid to a broker. For these services, VALIC pays a sub-advisory fee, based on the average daily net assets of the Fund, consisting of a monthly fee computed at the annual rate of 0.30%. For the fiscal year ended August 31, 2001, VALIC paid Goldman Sachs $94,209 in sub-advisory fees. The sub-advisory fee rates are the same under both the Goldman Sachs and the CSAM Sub-Advisory Agreements.

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Both Sub-Advisory Agreements provide that the Sub-Adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of the Sub-Adviser's obligations or duties. Each Sub-Advisory Agreement provides for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. Each Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days written notice. If you would like a copy of the CSAM Sub-Advisory Agreement, please write to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, Houston, Texas 77019.

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Effective and Termination Dates: The Goldman Sachs Sub-Advisory Agreement was executed on August 29, 2001, upon the acquisition of American General by AIG. The Goldman Sachs Sub-Advisory Agreement had an initial two-year term, subject to annual review thereafter. The CSAM Sub-Advisory Agreement was unanimously approved by the Board, including a majority of the Independent Trustees, on October 23, 2001. The effective date was January 1, 2002, and the Agreement will be reviewed again in 2003.

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Board Considerations

In connection with its review and approval of the CSAM Sub-Advisory Agreement, the Board reviewed materials furnished regarding CSAM and its sub-advisory responsibilities, including information on the investment fees and performance of the Fund and a comparative peer group. The Board also received sales and redemption data and VALIC's general economic outlook. The Board reviewed information regarding the investment processes of CSAM and considered the historical performance it achieved in connection with similar funds. Additionally, VALIC reported to the Board that management style of CSAM was more active than that of Goldman Sachs which would fit more appropriately in the large cap asset growth category. The Board reviewed the duties of the sub-adviser, including the formulation and implementation of investment programs, the evaluation of Fund investments, and the use of soft dollars and directed brokerage (see below), and relationship management. The Board was also informed about the resources devoted to compliance management and the non-investment management services provided. The Board determined that the sub-advisory fees are fair and reasonable in light of the services to be provided and concluded that the CSAM Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. In reviewing the proposed change in sub-adviser, the Board considered these factors, among others, as discussed below.

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In connection with its approval of the CSAM Sub-Advisory Agreement, the Board considered that the recommendation did not involve any material changes in the overall form of the sub-advisory agreement and observed that the fees remained the same. As part of their deliberations, the Board took into account the following, among other factors: the nature and quality of the services provided or reasonably anticipated to be provided and the results achieved or reasonably anticipated to be achieved by CSAM; the amount and structure of investment sub-advisers' fees generally and the fees payable under the CSAM Sub-Advisory Agreement; the management, personnel and operations of CSAM; and the commitment of CSAM to the financial services industry. The Board considered that the investment objective and strategy of the Fund would be changed to seeking long-term capital appreciation from long-term growth of capital by investing primarily in a broadly diversified portfolio of stocks and other equity securities of U.S. companies.

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The Board also considered that the terms of the CSAM Sub-Advisory Agreement are the same in all material respects as those of the Goldman Sachs Sub-Advisory Agreement. The Board, including all of the Independent Trustees, determined that the terms of the CSAM Sub-Advisory Agreement are fair and reasonable and that the approval of the CSAM Sub-Advisory Agreement is necessary and in the best interests of the Fund, on behalf of its shareholders, to ensure the continued receipt of the same quality of services as is currently provided.

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Information about CSAM

CSAM, organized as a Delaware limited liability corporation on July 2, 1999, is located at 466 Lexington Avenue, New York, New York 10017. CSAM's sole member is CSAM Americas Holding Corp., located at the same address, which in turn is wholly-owned by Credit Suisse Asset Management Holding Corp., located at the same address, which in turn is wholly-owned by Credit Suisse First Boston, Inc., located at 11 Madison Avenue, New York, New York 10010, 43% of which is held by Credit Suisse Group, located at Paradeplatz 8, CH 8070, Zurich, Switzerland, and 57% of which is held by Credit Suisse First Boston (Swiss Bank), located at Uetlibergstrasse 231, CH 8070, Zurich, Switzerland. Credit Suisse First Boston (Swiss Bank) is wholly owned by Credit Suisse Group. CSAM is part of Credit Suisse Asset Management, the institutional and mutual fund asset management arm of Credit Suisse First Boston. As of September 30, 2001, CSAM managed over $75 billion in the U.S. and, together with its global affiliates, managed assets of over $268 billion in 14 countries.

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CSAM is not affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with CSAM or its affiliates since the beginning of the Fund's most recent fiscal year.

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The following chart lists the principal executive officer and directors of CSAM and their principal occupations, if different from their positions with CSAM. The business address of each person is 466 Lexington Avenue, New York, New York 10017.
Name	Position with CSAM and Principal Occupation
James P. McCaughan	Chairman of Management Committee, Chief Executive Officer and Managing Director
Matthew C. Moss	Member of Management Committee, Chief Financial Officer and Managing Director
Laurence R. Smith	Member of Management Committee, Chief Global Investment Officer and Managing Director
Christopher F. Corapi	Member of Management Committee, Head of Large Cap Equity and Equity Research and Managing Director
George M. Jamgochian	Member of Management Committee, Head of Institutional Marketing and Managing Director

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CSAM is the investment adviser for other mutual funds which have an investment objective similar to the Fund. The name of each such fund, together with information concerning the fund's assets, the annual fees paid and the waiver or reimbursement percentage (as a percentage of average net assets) to CSAM for its services, are set forth below.

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Fund Name	Assets as of December 31, 2001	Fee Rate*
Credit Suisse Capital Appreciation Fund	$977,016,922	0.70%
Advantus Series Fund - Capital Appreciation Portfolio	$256,702,981	0.50% on total assets $0-$425 million 0.45% on total assets $425-$675 million 0.40% on total assets $925 million-$1.925 billion 0.30% of total assets over $1.925 billion**

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* No advisory fees have been waived or reimbursed.

** Advantus Capital Management, Inc. ("Advantus"), investment adviser of the portfolio, pays CSAM an annual sub-advisory fee as described in the above table. The term "assets" includes all assets advised or sub-advised by CSAM for Advantus or its affiliates, in addition to the assets of the portfolio. The fee rate is applied to all assets back to the first dollar in the portfolio.

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Brokerage Selection Practices

VALIC has provided the following information to the Board about the Fund's brokerage selection practices, including soft dollars, directed brokerage, and transactions with affiliated brokers. These are important practices which are subject to extensive regulation under the federal securities laws. VALIC reviewed these practices and evaluated any conflicts of interest inherent in the Sub-adviser's policies and practices. Soft dollars: The term "soft dollars" is often used to describe that part of the basic trade commission which exceeds the lowest rate available from other broker-dealers and which is used by the adviser to obtain research and other services from broker-dealers. Soft dollars have not been used to offset expenses of the Fund. Directed brokerage: A directed brokerage agreement includes those arrangements under which products or services (other than execution of securities transactions), expense reimbursements, or commissions are recaptured for a client from or through a broker-dealer, in exchange for directing the client's brokerage transactions to that broker-dealer. The Board has determined that a directed brokerage arrangement with State Street Brokerage, Lynch Jones and Ryan, and/or any other comparable broker-dealer is in the best interest of each Fund and its shareholders and therefore has conveyed the information to the Sub-Advisers. The Fund may participate in directed brokerage arrangements, provided the portfolio manager can still obtain the best price and execution for trades. Directed brokerage arrangements are generally subject to a maximum of 20% of a Fund's eligible commissions. Thus, the Fund may benefit from the products, services or recaptured commissions obtained through the directed brokerage arrangement, although there may be other transaction costs, greater spreads, or less favorable net prices on transactions. As long as the trader executing the transaction for the Fund indicates that this is a directed brokerage transaction, the Fund will get a percentage of commissions paid on either domestic trades or international trades credited back to the Fund. These credits are in hard dollars and could be used to offset the Fund's custody expenses or to pay other Fund expenses (excluding expenses payable to affiliates). By entering into a brokerage/service arrangement, the Fund can reduce expenses reported to shareholders in its statement of operations, fee table and expense ratio and can increase its reported yield. Any such transactions will be disclosed in the registration statement for the Fund. Transactions with affiliated brokers: CSAM may engage its affiliates, including Credit Suisse First Boston Corporation and Pershing Division of Donaldson, Lufkin & Jenrette Corporation, to perform brokerage services, subject to applicable laws.

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The Fund paid brokerage commissions of $4,186 in brokerage commissions on transactions totaling $21,994, or 19% of aggregate brokerage commissions, to Goldman Sachs, Inc., an affiliated broker of Goldman Sachs during the past fiscal year.

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Other Service Agreements

VC II has service agreements with VALIC, or an affiliate, to provide accounting and administrative services to the Fund and to provide transfer agent services. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended August 31, 2001, the Fund paid VALIC the following amounts pursuant to such agreements: $13,713 for accounting fees, $78,507 for administrative services fees and $281 for transfer agency fees.

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ANNUAL REPORTS

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Copies of the most recent Annual Report may be obtained without charge if you:

  write to:

VALIC Company II

2929 Allen Parkway

Houston, Texas 77019

  call (800) 448-2542

  access the Report through the Internet at www.valic.com

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SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit Proposals for consideration at future shareholder meetings should send written Proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, A36-02, Houston, Texas 77019.

OWNERSHIP OF SHARES

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As of the Record Date, there were 3,571,954,767 shares of the Fund outstanding. All shares of the Fund are owned by VALIC Separate Account A (98.03%) and VALIC Separate Account C (1.97%). To VALIC's knowledge, no person owns a Contract or interests therein for more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

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Legal Proceedings

There are no material legal proceedings to which the Fund is a party.